EXHIBIT 99.1

Priority Technology Holdings, Inc. Reports Third Quarter Financial Results
Third Quarter Performance Driven by Strength of Unified Commerce Platform
ALPHARETTA, GA - November 6, 2025 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) ("Priority" or the "Company"), the payments and banking solution that streamlines collecting, storing, lending, and sending money to unlock revenue opportunities, today announced its third quarter 2025 financial results including strong year-over-year diversified revenue growth.
"Our third quarter results reflect the strength and diversification of Priority’s Connected Commerce platform, with over 6% revenue growth and 10% adjusted gross profit growth,” said Tom Priore, Chairman and CEO of Priority. “Our ability to connect payments and treasury solutions across our diverse business segments delivered over 18% revenue growth for Treasury Solutions and 14% growth for Payables, while adjusted gross profit margins expanded by nearly 140 basis points. In addition to the solid financial results, we had several key operational wins during the quarter - launching our dedicated residual financing facility to fuel ISO and ISV partner growth, activating card acquiring in Canada, adding real-time payments, and increasing deposits under administration by $200 million - along with the execution of accretive acquisitions and a 100 basis point reduction in our borrowing costs, reinforcing the strength of our platform which has produced 18% compound annual adjusted EBITDA growth since going public in 2018.”
Highlights of Consolidated Results and Additional Information1
Third Quarter 2025 Financial Highlights compared with Third Quarter 2024
•Revenue of $241.4 million increased 6.3% from $227.0 million
•Adjusted gross profit (a non-GAAP measure2) of $94.8 million increased 10.2% from $86.0 million
•Adjusted gross profit margin (a non-GAAP measure2) of 39.2% increased by nearly 140 basis points from 37.9%
•Operating income of $37.8 million decreased 0.8% from $38.1 million
•Adjusted EBITDA (a non-GAAP measure2) of $57.8 million increased 5.7% from $54.6 million
•Adjusted EPS - diluted (a non-GAAP measure2) of $0.28 increased by $0.10, or 55.6%, from $0.18
•Driven by strong cash flow performance in 2025, the Company made a $15.0 million voluntary prepayment on its term loan on October 31, 2025.
•The Company closed on a new $1.1 billion broadly syndicated credit facility on July 31, 2025, and lowered the interest rate by 100 basis points while increasing liquidity and extending maturity to 2032.
•In August 2025, the Company acquired the assets of Boom Commerce, an existing reseller partner of Priority with proven ability to attract enterprise customers and sell value added services.
•In October 2025, the Company acquired the assets of Dealer Merchant Services, a leading provider of vertically focused software and payments in the automotive dealership arena.

EXHIBIT 99.1
(1)Certain amounts/percentages may not compute accurately due to rounding.
(2)See "Non-GAAP Financial Measures" and the reconciliations of Adjusted Gross Profit (non-GAAP), Adjusted Gross Profit Margin (non-GAAP), Adjusted EBITDA, and Adjusted EPS- diluted (non-GAAP) to their most comparable GAAP measures provided within this document for additional information.

EXHIBIT 99.1
Full Year 2025 Financial Guidance
Priority's business remains strong, and we are adjusting our full year 2025 guidance to reflect year to date results combined with our current outlook for the fourth quarter. We anticipate continued strong double-digit revenue growth in Payables and Treasury Solutions will complement mid-single digit organic revenue growth in Merchant Solutions. The adjusted full year 2025 guidance is as follows:
•Revenue forecast to range between $950 million to $965 million, a growth rate of 8% to 10%, compared to fiscal 2024 results.
•Adjusted gross profit (a non-GAAP measure) forecast to range between $370 million and $380 million.
•Adjusted EBITDA (a non-GAAP measure) forecast to range between $223 million to $228 million.

Segment Reporting Update

Consistent with the evolution of Priority from its origins as a monoline merchant acquirer over 20 years ago to a diversified commerce platform today, we are renaming our operating segments to better reflect not only their respective solution sets, but the diverse mix of increasingly larger customers they serve. Merchant Solutions, Payables and Treasury Solutions replace SMB, B2B and Enterprise, respectively. The financial results of each respective reporting segment do not change as a result of this rebranding.
Conference Call
The Company will host a conference call on Thursday, November 6, 2025 at 10:00 a.m. EST to discuss its third quarter financial results. Participants can access the call by phone in the U.S. or Canada at (833) 636-1319 or internationally at (412) 902-4286.
The Internet webcast link and accompanying slide presentation can be accessed at https://viavid.webcasts.com/starthere.jsp?ei=1732695&tp_key=493d4ecd35 and will also be posted in the "Investor Relations" section of the Company's website at www.prioritycommerce.com/investors.
An audio replay of the call will be available shortly after the conference call until November 20, 2025, at 11:59 p.m. EST. To listen to the audio replay, dial (844) 512-2921 or (412) 317-6671 and enter conference ID number 10202505. Alternatively, you may access the webcast replay in the "Investor Relations" section of the Company's website at https://ir.prioritycommerce.com/.

Non-GAAP Financial Measures
This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.

EXHIBIT 99.1

Adjusted Gross Profit and Adjusted Gross Profit Margin
The Company's adjusted gross profit metric represents revenues less cost of revenue (excluding depreciation and amortization). Adjusted gross profit margin is adjusted gross profit divided by revenues. We review these non-GAAP measures to evaluate our underlying profit trends. The reconciliation of adjusted gross profit to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$241,439	$227,049	$705,881	$652,635
Cost of revenue (excluding depreciation and amortization)	(146,681)	(141,070)	(431,433)	(408,486)
Adjusted gross profit	$94,758	$85,979	$274,448	$244,149
Adjusted gross profit margin	39.2%	37.9%	38.9%	37.4%
Depreciation and amortization of revenue generating assets	(4,985)	(4,207)	(14,581)	(12,048)
Gross profit	$89,773	$81,772	$259,867	$232,101
Gross profit margin	37.2%	36.0%	36.8%	35.6%

EBITDA and Adjusted EBITDA
EBITDA and adjusted EBITDA are performance measures. EBITDA is earnings before interest, income tax, and depreciation and amortization expenses ("EBITDA"). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash costs, such as stock-based compensation and the write-off of the carrying value of investments or other assets, as well as debt extinguishment and modification expenses and other expenses and income items considered non-recurring, such as acquisition integration expenses, certain professional fees, and litigation settlements. We review the non-GAAP adjusted EBITDA measure to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.

EXHIBIT 99.1
The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided below:

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income	$27,588	$10,608	$46,735	$16,795
Interest expense	22,463	23,246	68,693	65,836
Income tax (benefit) expense	(20,201)	4,899	(13,528)	9,996
Depreciation and amortization	15,122	13,733	42,992	44,230
EBITDA	44,972	52,486	144,892	136,857
Debt modification and extinguishment expenses	12,476	43	12,514	8,666
Selling, general and administrative (non-recurring)	1,491	696	4,085	2,131
Non-cash stock-based compensation	2,327	1,416	7,119	4,878
Bargain purchase gain (non-recurring)	(3,507)	—	(3,507)	—
Adjusted EBITDA	$57,759	$54,641	$165,103	$152,532

Further detail of certain of these adjustments, and where these items are recorded in our consolidated statements of operations, is provided below:

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Selling, general and administrative expenses (non-recurring):
Certain legal fees	833	552	2,443	1,207
Professional, accounting and consulting fees	115	128	1,223	627
Other (income) expenses, net	253	16	289	186
Litigation settlement	290	—	130	111
	$1,491	$696	$4,085	$2,131

EXHIBIT 99.1

Adjusted Earnings Per Share (Adjusted EPS)

Adjusted EPS is a performance measure. Adjusted EPS is calculated by dividing adjusted net income (loss) attributable to common shareholders by weighted average number shares outstanding for the respective periods.

Adjusted net income attributable to common shareholders begins with net income (loss) attributable to common shareholders adjusted to exclude various items listed below. We believe that adjusted EPS is a measure that is useful to investors and management in understanding our ongoing profitability and in analysis of ongoing profitability trends.

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of Adjusted EPS
Net income (loss) attributable to common shareholders	$27,588	$5,487	$46,735	$(20,192)
Non-recurring release of valuation allowance on deferred tax assets	(21,170)	—	(20,670)	—
Accelerated accretion expense and excise tax attributable to redeemable senior preferred stockholders	—	—	—	9,549
Debt extinguishment and modification costs	12,476	43	12,514	8,666
Stock based compensation	2,327	1,416	7,119	4,878
Other non-recurring expenses	1,491	696	4,085	2,131
Amortization of acquisition related intangible assets	10,334	9,813	29,065	32,930
Tax impact of adjustments(1)	(6,924)	(3,111)	(13,724)	(12,637)
Bargain purchase gain (non-recurring)	(3,507)	—	(3,507)	—
Adjusted net income attributable to common share holders	$22,615	$14,344	$61,617	$25,325

Weighted average common shares outstanding (basic)	80,325	77,973	79,366	77,910
Effect of dilutive potential common shares	791	2,122	1,017	—
Weighted average common shares outstanding (diluted)	81,116	80,095	80,383	77,910

Earnings (loss) per common share:
Basic	$0.34	$0.07	$0.59	$(0.26)
Diluted	$0.34	$0.07	$0.58	$(0.26)

Adjusted earnings per common share
Basic	$0.28	$0.18	$0.78	$0.33
Diluted	$0.28	$0.18	$0.77	$0.33

(1) The tax impact calculated using the blended statutory income tax rate (i.e. 26.0% for three and nine months ended September 30, 2025 and 2024)

EXHIBIT 99.1

Priority does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, stock-based compensation expense would be difficult to estimate because it depends on the Company's future hiring and retention needs, as well as the future fair market value of the Company's common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company's outlook.

EXHIBIT 99.1
About Priority Technology Holdings, Inc.
Priority is the payments and banking solution that enables businesses to collect, store, lend and send funds through a unified commerce engine. Our platform combines payables, merchant solutions, and treasury solutions so leaders can streamline financial operations efficiently — and our innovative industry experts help businesses navigate and build momentum on the path to growth. With the Priority Commerce Engine, leaders can accelerate cash flow, optimize working capital, reduce unnecessary costs, and unlock new revenue opportunities. To learn more about Priority (NASDAQ: PRTH), visit prioritycommerce.com
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "projects," "targeting," "potential" or "contingent," "guidance," "outlook" or words of similar meaning. These forward-looking statements include, but are not limited to, our 2025 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.
We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 6, 2025. These filings are available online at www.sec.gov or www.prioritycommerce.com.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.
Priority Investor Inquiries:
priorityIR@icrinc.com

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Operations and Comprehensive Income (Loss)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues	$241,439	$227,049	$705,881	$652,635
Operating expenses
Cost of revenue (excludes depreciation and amortization)	146,681	141,070	431,433	408,486
Salary and employee benefits	26,140	21,748	78,975	66,017
Depreciation and amortization	15,122	13,733	42,992	44,230
Selling, general and administrative	15,724	12,413	44,734	34,620
Total operating expenses	203,667	188,964	598,134	553,353
Operating income	37,772	38,085	107,747	99,282
Other (expense) income
Interest expense	(22,463)	(23,246)	(68,693)	(65,836)
Debt extinguishment and modification costs	(12,476)	(43)	(12,514)	(8,666)
Other income, net	4,554	711	6,667	2,011
Total other expense, net	(30,385)	(22,578)	(74,540)	(72,491)
Income before income taxes	7,387	15,507	33,207	26,791
Income tax expense	(20,201)	4,899	(13,528)	9,996
Net income	27,588	10,608	46,735	16,795
Less: Dividends and accretion attributable to redeemable senior preferred stockholders	—	(5,121)	—	(36,348)
Less: Return on redeemable NCI	—	—	—	(639)
Net income (loss) attributable to common stockholders	27,588	5,487	$46,735	$(20,192)
Other comprehensive income (loss)
Foreign currency translation adjustments	(279)	(28)	(19)	(37)
Comprehensive income (loss)	$27,309	$5,459	$46,716	$(20,229)

Earnings (loss) per common share:
Basic	$0.34	$0.07	$0.59	$(0.26)
Diluted	$0.34	$0.07	$0.58	$(0.26)

Adjusted earnings per common share(1):
Basic	$0.28	$0.18	$0.78	$0.33
Diluted	$0.28	$0.18	$0.77	$0.33

Weighted-average common shares outstanding:
Basic	80,325	77,973	79,366	77,910
Diluted	81,116	80,095	80,383	77,910

(1)Adjusted EPS in a non-GAAP earnings measure. See Adjusted EPS reconciliation for further detail.

Priority Technology Holdings, Inc.
Unaudited Consolidated Balance Sheets

(in thousands)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$56,978	$58,600
Restricted cash	12,984	11,090
Accounts receivable, net of allowances	92,437	67,969
Prepaid expenses and other current assets	35,042	22,990
Current portion of notes receivable, net of allowance	1,742	3,638
Settlement assets	1,187,417	940,798
Total current assets	1,386,600	1,105,085
Notes receivable, less current portion	11,875	4,919
Property, equipment and software, net	59,306	52,477
Goodwill	382,388	376,091
Intangible assets, net	302,435	240,874
Deferred income taxes, net	50,428	24,697
Other noncurrent assets	24,100	22,717
Total assets	$2,217,132	1,826,860
Liabilities, Stockholders' Deficit and NCI
Current liabilities:
Accounts payable and accrued expenses	$65,731	$62,149
Accrued residual commissions	38,678	37,560
Customer deposits and advance payments	2,150	2,246
Current portion of long-term debt	10,000	9,503
Settlement obligations	1,188,071	940,213
Total current liabilities	1,304,630	1,051,671
Long-term debt, net of current portion, discounts and debt issuance costs	997,549	920,888
Other noncurrent liabilities	23,467	19,326
Total liabilities	2,325,646	1,991,885
Stockholders' deficit:
Preferred stock	—	—
Common stock	82	77
Treasury stock, at cost	(22,613)	(19,607)
Additional paid-in capital	12,827	—
Accumulated other comprehensive loss	(195)	(176)
Accumulated deficit	(100,399)	(147,134)
Total stockholders' deficit attributable to stockholders of Priority	(110,298)	(166,840)
Non-controlling interests in consolidated subsidiaries	1,784	1,815
Total stockholders' deficit	(108,514)	(165,025)
Total liabilities, stockholders' deficit and NCI	$2,217,132	$1,826,860

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities:
Net income	$46,735	$16,795
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of assets	42,992	44,230
Stock-based compensation	7,119	4,878
Amortization of debt issuance costs and discounts	1,329	2,250
Debt extinguishment and modification costs	12,514	8,666
Deferred income tax	(16,090)	(2,944)
Change in deferred consideration	2,449	3,280
Bargain purchase gain	(3,506)
Other non-cash items, net	(130)	(37)
Change in operating assets and liabilities:
Accounts receivable	(22,995)	(15,712)
Prepaid expenses and other current assets	(2,054)	(2,808)
Income taxes (receivable) payable	(7,669)	(3,000)
Notes receivable	—	(883)
Accounts payable and accrued expenses	1,498	12,864
Accrued residuals commissions	1,118	—
Customer deposits and advance payments	(142)	271
Other noncurrent assets and liabilities, net	(7)	(5,998)
Net cash provided by operating activities	63,161	61,852
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(77,369)	—
Additions to property, equipment and software	(18,952)	(17,044)
Notes receivable, net	(5,060)	(216)
Acquisitions of assets and other investing activities	(50,517)	(7,474)
Net cash used in investing activities	(151,898)	(24,734)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of issue discount	1,019,714	830,200
Debt issuance and modification costs paid	(4,725)	(6,901)
Repayments of long-term debt	(945,537)	(656,460)
Redemption of PHOT redeemable NCI	—	(2,130)
Repurchases of shares withheld for taxes	(3,006)	(1,208)
Redemption of senior preferred stock	—	(136,936)
Redemption of accumulated unpaid dividend on redeemable senior preferred stock	—	(30,819)
Dividends paid to redeemable senior preferred stockholders	—	(22,099)
Proceeds from exercise of stock options	413	—
Settlement obligations, net	247,531	116,065
Payment of deferred/contingent consideration related to business combination	(19,756)	(4,996)
NCI repurchase	(6,000)	—
Net cash provided by financing activities	288,634	84,716

Priority Technology Holdings, Inc.
Unaudited Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended September 30,
	2025	2024
Net change in cash and cash equivalents and restricted cash:
Net increase in cash and cash equivalents, and restricted cash	199,897	121,834
Cash and cash equivalents and restricted cash at beginning of period	993,864	796,223
Cash and cash equivalents and restricted cash at end of period	$1,193,761	$918,057

Reconciliation of cash and cash equivalents, and restricted cash:
Cash and cash equivalents	$56,978	$41,072
Restricted cash	12,984	13,398
Cash and cash equivalents included in settlement assets (restricted in nature)	1,123,799	863,587
Total cash and cash equivalents, and restricted cash	$1,193,761	$918,057

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Merchant Solutions:
Revenues	$161,874	$158,770	$476,794	$457,875
Adjusted EBITDA	$27,727	$28,644	$81,181	$82,265

Key Indicators:
Total card processing dollar value	$18,469,447	$18,076,156	$54,822,837	$53,428,816
Total card transaction count	230,741	223,700	671,233	642,827

Payables:
Revenues	$25,162	$22,143	$74,113	$65,368
Adjusted EBITDA	$3,455	$1,933	$10,741	$5,209

Key Indicators:
Buyer funded card processing dollar value	$789,700	$700,510	$2,295,100	$2,082,590
Supplier funded issuing dollar value	$230,882	$255,323	$688,399	$732,589
ACH transaction count	14,451	11,042	41,085	29,621

Treasury Solutions:
Revenues	$55,684	$47,099	$158,430	$131,758
Adjusted EBITDA	$46,676	$40,940	$134,677	$112,911

Key Indicators:
Average CFTPay billed clients	1,054,238	832,351	995,660	766,370
Average CFTPay monthly enrollments	61,185	62,875	58,316	57,281
Average total account balances(1)	$1,248,432	$900,690	$1,145,164	$847,486
(1) This represents the average total account balance during the three and nine months ended on September 30, 2025, in the Treasury solutions segment, and excludes the deposits and balances maintained in the Merchant Solution and Payables segment. The total account and deposit balances as of September 30, 2025, were $1.6 billion.

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results
(in thousands)

	Three Months Ended September 30, 2025
	Merchant Solutions	Payables	Treasury Solutions	Corporate	Total Consolidated
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$27,727	$3,455	$46,676	$(20,099)	$57,759
Interest expense	(357)	(361)	(143)	(21,602)	(22,463)
Depreciation and amortization	(7,607)	(1,275)	(4,924)	(1,316)	(15,122)
Debt modification and extinguishment expenses	—	—	—	(12,476)	(12,476)
Selling, general and administrative (non-recurring)	—	—	—	(1,491)	(1,491)
Non-cash stock based compensation	—	(133)	(33)	(2,161)	(2,327)
Bargain purchase gain (non-recurring)	—	—	—	3,507	3,507
Income (loss) before taxes	$19,763	$1,686	$41,576	$(55,638)	$7,387
Income tax expense					20,201
Net income					$27,588

	Nine Months Ended September 30, 2025
	Merchant Solutions	Payables	Treasury Solutions	Corporate	Total Consolidated
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$81,181	$10,741	$134,677	$(61,496)	$165,103
Interest expense	(357)	(2,158)	(385)	(65,793)	(68,693)
Depreciation and amortization	(20,865)	(3,798)	(14,507)	(3,822)	(42,992)
Debt modification and extinguishment expenses	—	—	—	(12,514)	(12,514)
Selling, general and administrative (non-recurring)	—	—	—	(4,085)	(4,085)
Non-cash stock based compensation	1	(301)	(98)	(6,721)	(7,119)
Bargain purchase gain (non-recurring)	—	—	—	3,507	3,507
Income (loss) before taxes	$59,960	$4,484	$119,687	$(150,924)	$33,207
Income tax expense					13,528
Net income					$46,735

	Three Months Ended September 30, 2024
	Merchant Solutions	Payables	Treasury Solutions	Corporate	Total Consolidated
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$28,644	$1,933	$40,940	$(16,876)	$54,641
Interest expense	—	(1,066)	—	(22,180)	(23,246)
Depreciation and amortization	(6,939)	(1,261)	(4,304)	(1,229)	(13,733)
Debt modification and extinguishment expenses	—	—	—	(43)	(43)
Selling, general and administrative (non-recurring)	—	—	—	(696)	(696)
Non-cash stock based compensation	(4)	(73)	(33)	(1,306)	(1,416)
Income (loss) before taxes	$21,701	$(467)	$36,603	$(42,330)	$15,507
Income tax expense					(4,899)
Net income					$10,608

Priority Technology Holdings, Inc.
Unaudited Reportable Segments' Results
(in thousands)

	Nine Months Ended September 30, 2024
	Merchant Solutions	Payables	Treasury Solutions	Corporate	Total Consolidated
Reconciliation of Adjusted EBITDA to GAAP Measure:
Adjusted EBITDA	$82,265	$5,209	$112,911	$(47,853)	$152,532
Interest expense	(1)	(3,280)	—	(62,555)	(65,836)
Depreciation and amortization	(24,065)	(3,992)	(12,431)	(3,742)	(44,230)
Debt modification and extinguishment expenses	—	—	—	(8,666)	(8,666)
Selling, general and administrative (non-recurring)	—	—	—	(2,131)	(2,131)
Non-cash stock based compensation	(12)	(299)	(98)	(4,469)	(4,878)
Income (loss) before taxes	$58,187	$(2,362)	$100,382	$(129,416)	$26,791
Income tax expense					(9,996)
Net income					$16,795